UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PolyMedica Corporation

(Name of Registrant as Specified In Its Charter)

Medco Health Solutions, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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☐	Fee paid previously with preliminary materials.

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© 2007 Medco Health Solutions, Inc. All rights reserved.
The following slides regarding the proposed merger with
PolyMedica Corporation were part of a slide presentation given at the Thomas Weisel Partners Healthcare Conference held in
Boston, MA on September 5, 2007.

© 2007 Medco Health Solutions, Inc. All rights reserved.
Forward-looking statements
This presentation contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These
statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  We undertake no obligation to publicly update any forward-
looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments.  We use words such as
“anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,”
“may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,”
“continue,” “guidance” and similar expressions to identify these forward-
looking statements.
Forward-looking statements in this presentation should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company's Annual Report on Form 10-K, Forms 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

© 2007 Medco Health Solutions, Inc. All rights reserved.
Forward-looking statements (continued)
This presentation also contains forward-looking statements regarding the benefits of the proposed transaction with PolyMedica Corporation, expected synergies, anticipated future financial and operating performance and results. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, the companies may be unable to obtain stockholder or regulatory approvals required for the transaction; problems may arise in successfully integrating the businesses of the two companies; the transaction may involve unexpected costs; the combined company may be unable to achieve cost-cutting synergies; the businesses may suffer as a result of uncertainty surrounding the transaction; and the industry may be subject to future regulatory or legislative actions.

© 2007 Medco Health Solutions, Inc. All rights reserved.
Forward-looking statements (continued)
Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies.
As required by SEC rules, we have posted this document, including certain supplemental information, on the Investor Relation’s section of
www.medco.com.

© 2007 Medco Health Solutions, Inc. All rights reserved.
Forward-looking statements (continued)
Additional Information and Where to Find It
This presentation may be deemed to be solicitation material in respect of the proposed acquisition of PolyMedica by Medco. In connection with the proposed acquisition, Medco and PolyMedica intend to file relevant materials with the
SEC, including PolyMedica’s proxy statement on Schedule 14A.
SHAREHOLDERS OF POLYMEDICA ARE URGED TO READ ALL RELEVANT
DOCUMENTS FILED WITH THE SEC, INCLUDING POLYMEDICA’S PROXY
STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION
ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site,
http://www.sec.gov, and PolyMedica shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from PolyMedica. Such documents are not currently available.

© 2007 Medco Health Solutions, Inc. All rights reserved.
Forward-looking statements (continued)
Medco and its directors and executive officers, and PolyMedica and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of PolyMedica common stock in respect of the proposed transaction. Information about the directors and executive officers of
Medco is set forth in its proxy statement for its 2007 Annual Meeting of
Shareholders, which was filed with the SEC on April 16, 2007. Information about the directors and executive officers of PolyMedica is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 27, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

© 2007 Medco Health Solutions, Inc. All rights reserved.
PolyMedica acquisition
On August 28, 2007, Medco announced the
strategic acquisition of Polymedica for $53 per
share or $1.5 billion in all-cash transaction
To combine Medco’s advanced pharmacy practice
with leading source for diabetes-care services and
supplies
To leverage Medco’s Therapeutic Resource Center
strategy that provides specialized clinical care to
members
To acquire well-respected Liberty brand in senior
market

© 2007 Medco Health Solutions, Inc. All rights reserved.
PolyMedica acquisition
Medco serves approximately 2.8 million diabetics;
Polymedica serves approximately 1 million
Combined, Medco and Polymedica will serve more
than 20 percent of the 17 million patients
diagnosed with diabetes
Diabetes pharmacy and related market is
estimated to be in excess of $25 billion and
growing
Diabetes drug spend is increasing at a 15 percent
rate annually